Exhibit 10.77

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(b) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “1933 ACT)

US $1,388,888.89

NORTHWEST BIOTHERAPEUTICS, INC

6% CONVERTIBLE SECURED FULL RECOURSE REDEEMABLE NOTE

DUE AUGUST 25, 2018

FOR VALUE RECEIVED, Northwest Biotherapeutics, Inc. (the “Company”) promises to pay to the order of Adar Bays, LLC and its authorized successors and permitted assigns (“Holder”), the aggregate principal face amount of One Million Three Hundred and Eighty Eight Thousand, Eight Hundred and Eighty Eight Dollars and Eighty Nine Cents (U.S. $1,388,88.89) on August 25, 2018 (“Maturity Date”), including a 10% OID of One Hundred and Thirty Eight Thousand, Eight Hundred and Eighty Eight Dollars and Eighty Nine Cents ($188,888.89) and to pay interest on the principal amount outstanding hereunder at the rate of 6% per annum commencing on May 1, 2018. Upon execution of the Note, Holder shall wire to Company $1,250,000, subject to Paragraph 13 below. Interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note. The principal of, and interest on, this Note are payable at 1619.2 Coastal Highway, Lewes, DE, 19958 initially, and if changed, last appearing .on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay each interest payment and the outstanding principal due upon this Note before or· on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for. principal on this Note to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

This Note is subject to the following additional provisions:

1.          This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2.          The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3.          This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (“Act”) and applicable state securities laws. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted (“Notice of Conversion”) in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

4.          (a)          Upon the occurrence of an Event of Default, the Holder of this Note is entitled, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the common stock of Northwest Biotherapeutics, Inc. (the “Common Stock”) without restrictive legend of any nature, at a conversion price (“Conversion Price”) for each share of Common Stock equal to equal to 90% of the average price comprised of the average of the daily volume weighted average prices (the “VW AP”), as reported on the National Quotations Bureau (OTCBB) on which the Common Stock is traded or any exchange upon which the Common Stock may be traded in the future (“Exchange”), for the five (5) trading days with the lowest VWAPs during the fifteen (11). trading days immediately preceding the Conversion Date, including the day upon which a Notice of Conversion is received by the Company, provided such Notice of Conversion is delivered by fax to the Company between the hours of 4 P.M. Eastern Standard or Daylight Savings Time and 8 P.M., Eastern Standard or Daylight Savings Time. provided such Notice of Conversion is delivered by fax to the Company between the hours of 4 P.M. Eastern Standard or Daylight Savings Time and 8 P.M. Eastern Standard or Daylight Savings Time. Such conversion shall be effectuated by the Company and/or Northwest Bi-otherapeutics delivering the shares of Common Stock to the Holder within two (2) business days of receipt by the Company of the Notice of Conversion (the “Grace Period”). If the Holder has not received the aforementioned shares of Common Stock within 4 business days from the delivery of a Notice of Conversion to the Company and/or the transfer agent, then a penalty payment of $250 per day shall be added to the outstanding balance of this Note after Grace Period until the Holder has received the Common Stock. Once the Holder has received such shares of Common Stock, the Holder shall surrender this Note to the Company, executed by the Holder evidencing such Holder’s intention to convert this Note or a specified portion hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor). All the terms set forth herein, including but not limited to interest rate, prepayment terms, conversion discount, shares reserves or lookback period will be adjusted downward (i.e. for the benefit of the Holder) if the Company offers a more favorable conversion discount (whether via interest, rate OID, warrants, restricted shares, reserves or otherwise) or lookback period to another party or otherwise grants any more favorable terms to any third party than those contained herein while this note is in effect. All remedies herein are cumulative.

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(b)          Interest on any unpaid principal balance of this Note shall be paid at the rate of 6% per annum. Interest shall be paid by the Company in Common Stock (“Interest Shares”). The Holder may, at any time, send in a Notice of Conversion to the Company for Interest Shares based on the formula provided in Section 4(a) above. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

(c)          This Note may not be prepaid.

(d)          In case of any Sale Event in connection with which this Note is not redeemed or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of shares of stock lir other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

5.            No provision of this Note shall alter or impair the obligation of the Company, which is absolute and, unconditional, to pay ,the principal of, and interest on; this Note at the time, place, and rate, and in the form, herein prescribed.

6.             The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7.             The Company agrees to pay all costs and expenses, including reasonable attorneys’ fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

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8.             If one or more of the following described “Events of Default” shall occur:

(a)           The Company shall default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company; or,

(b)          Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note shall be false or misleading in any respect; or

(c)           The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note; or

(d)           The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(e)          A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(f)           Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g)          One or more money judgments, writs or warrants of attachment, or similar process, in excess of Two Million dollars ($2,000000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h)          Bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by or involuntarily against the Company; or

(i)          Northwest Biotherapeutics shall have its Common Stock delisted from any current exchange it is now on, or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than 10 consecutive days;

(j)          If a majority of the members of the Board of Director of the Company on the date hereof are no longer serving as members of the Board; or

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The Company shall not deliver to the Holder the Common Stock pursuant to paragraph 4 herein without restrictive legend within 4 business days of its receipt of a Notice of Conversion.

Then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder’s sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall be accrue at a default interest rate of 18% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law.

If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including without limitation engaging an attorney, then the Holder shall be reimbursed by the Company for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. The principal executive officers of the Company shall be personally responsible for all such fees and expenses.

9.            In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is’ enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

10.          Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11.          This is a full recourse note and the Holder may have other remedies avail-able by law.

12           This Note shall be governed .by and construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

13.          The Company will pay legal fees incurred by the Holder in the negotiation of this note and the transactions related thereto, in the amount of $50,000.00, the proceeds of which shall be deducted from the $1,250,000 amount to be wired the Company upon closing.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

Dated: May 1, 2018

NORTHWEST BIOTHERAPEUTICS, INC.

By:	/s/ Leslie J. Goldman
Name: Leslie J. Goldman
Title: Senior Vice President

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ____________ of the above Note into ____________ Shares of Common Stock of Northwestern Biotherapeutics, Inc. (“Shares”) according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion:
Applicable Conversion Price:
Signature:	[Print Name of Holder and Title of Signer]
Address:

SSN or EIN: ______________________________

Shares are to be registered in the following name:

Name:

Address:

Tel: _______

Fax: _______

SSN or EIN:

Shares are to be sent or delivered to the following account:

Account Name:

Address: